Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Colonial Properties Trust (to be filed on or about March 1, 2010) of our report dated February 26, 2008, relating to the consolidated financial statements of DRA/CLP Office LLC and Subsidiaries, which appears in Colonial Properties Trust’s Annual Report on Form 10-K for the year ended December 31, 2009.
/s/ Weiser LLP
New York, New York
March 1, 2010